BRADLEY C. BURNINGHAM

ATTORNEY AT LAW

455 EAST FIFTH SOUTH*SUITE 205

SALT LAKE CITY, UTAH  84111

LEONARD W. BURNINGHAM, ESQ.

TELEPHONE:  (801) 363-7411

BRANDEN T. BURNINGHAM, ESQ

FACSIMILE:  (801) 355-7126

  OF COUNSEL

April 16, 2013

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Re:

     Consent to be named in the S-8 Registration Statement of FONU2 Inc., a Nevada

      corporation (the "Registrant"), to be filed on or about April 16, 2013,

      covering the registration and issuance of 3,000,000 shares of common stock to two Consultants

Ladies and Gentlemen:

I hereby consent to be named in the above referenced Registration Statement, and to have my opinion appended as Exhibit No. 23.1 thereto.

Truly yours,

/s/ Bradley C. Burningham

Bradley C. Burningham